SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                OCTOBER 30, 1998
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           RECONDITIONED SYSTEMS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     ARIZONA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             0-20924                                       86-0576290
     ------------------------                          ------------------
     (Commission File Number)                          (I.R.S. Employer
                                                      Identification No.)


                     444 WEST FAIRMONT, TEMPE, ARIZONA 85282
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (602) 968-1772
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS.

GENERAL

     On October 30, 1998, Reconditioned Systems, Inc., an Arizona corporation ("RSI" or the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cort Investment Group, Inc., a Texas corporation d/b/a Contract Network ("CNI"), and RSI Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of CNI ("Merger Corp.").

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH WAS PREVIOUSLY FILED AS EXHIBIT 2.1 TO RSI'S FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 1998. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

     The Merger Agreement provides that, following the approval of the Merger Agreement by RSI shareholders, and the satisfaction or waiver of the other conditions to the Merger, Merger Corp. will be merged with and into RSI, with RSI as the surviving corporation (the "Surviving Corporation"). Upon the effectiveness of the Merger (the "Effective Time"), the Surviving Corporation will become a wholly-owned subsidiary of CNI and each issued and outstanding share of RSI common stock, no par value ("RSI Common Stock") (except shares
("RSI Dissenting Shares") held by RSI shareholders entitled to relief as dissenters under the Arizona Business Corporation Act (the "BCA")), and the options and warrants to acquire shares of RSI Common Stock outstanding on the effective date of the Merger (the "Options") will be canceled and converted into the right to receive the sum of $8,575,000 plus the Adjustment Amount (as defined below) (the "Merger Consideration") without any action on the part of the RSI shareholders. The Merger Consideration shall be allocated among the shares of RSI Common Stock and Options as follows:

          (i) Each outstanding share of RSI Common Stock shall be converted into an amount in cash (the "Net Price Per Share") equal to (x) $8,575,000 plus the total dollar amount that would be paid to RSI upon the exercise of all outstanding Options on the effective date of the Merger (other than Options which have an exercise price per share equal to or greater than the Net Price Per Share) ("Out of the Money Options") divided by (y) the total number of shares of RSI Common Stock and Options (other than Out of the Money Options) outstanding on the effective date of the Merger (collectively "RSI Common Stock Equivalents"). This Net Price Per Share will be $5.00 per share, subject to nominal upward adjustments of no more than $0.10 per share;

          (ii) Each outstanding Option (other than Out of the Money Options) shall be canceled and converted into an amount of cash equal to the product of (x) the number of shares of RSI Common Stock subject to the canceled Option and (y) the excess of the Net Price Per Share over the exercise price of the Option; and

          (iii) Each Out of the Money Option shall be canceled without cost or liability to RSI or the Surviving Corporation.



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

     The Adjustment Amount is a portion of the amount, if any, by which the Merger Consideration has been increased during the time in which the Exchange Agent holds the $8,575,000, less any amounts reserved for Dissenting Shares (the "Exchange Fund"). See "Computation of Adjustment Amount." The Exchange Agent will hold the Exchange Fund in escrow and may invest the Exchange Fund as directed by CNI. Of the net earnings, if any, which are generated on the Exchange Fund, 50% of such net earnings generated from the Escrow Closing Date through the Closing Date, minus the Cure Amount (as defined in "Computation of Adjustment Amount"), shall become a part of the Merger Consideration (the "Adjustment Amount").

THE ESCROW CLOSING

     A closing into escrow of the transactions contemplated by the Merger Agreement will take place at the offices of RSI in Tempe, Arizona at 10:00 a.m., local time, on the date (i) on which the Special Meeting occurs or (ii) as soon as practicable thereafter when each of the other conditions set forth in the Merger Agreement has been satisfied or waived, or at such other place, time and date as shall be fixed by mutual agreement between RSI and CNI (the "Escrow Closing"). RSI and CNI will cause to be prepared, executed and delivered into escrow with counsel to RSI and CNI (the "Co-Escrow Agents") the Articles of Merger and all other appropriate and customary documents as RSI, CNI or their respective counsel may reasonably request for the purpose of consummating the transactions contemplated by the Merger Agreement. CNI shall deposit with the Exchange Agent the Exchange Fund. To facilitate the Escrow Closing, RSI will allow CNI's lenders to perfect security interests in RSI's assets as of the Escrow Closing Date. However, such lenders will irrevocably undertake in writing to immediately release such security interests if the Closing does not occur as contemplated in the Merger Agreement. Such lenders shall also have a security interest in the Exchange Fund, which shall be released on the Effective Date of the Merger.

     The consummation of the Merger shall then occur promptly upon the occurrence of the delivery of joint written instructions by RSI and CNI to the Co-Escrow Agents to effect the filing of the Articles of Merger. The day on which such joint written instructions are delivered to the Co-Escrow Agents is the Closing Date.

EXCHANGE AGENT

     On the Escrow Closing, CNI shall deposit the Exchange Fund with the Exchange Agent. The Exchange Agent shall hold the Exchange Fund in escrow until the earliest of (i) the receipt by the Exchange Agent of a copy of the joint written instructions of RSI and CNI to the Co-Escrow Agents to cause the Articles of Merger to be filed, whereupon the Exchange Agent shall notify the holders of RSI Common Stock as set forth in "The Merger Agreement - Exchange of Certificates for Merger Consideration"; (ii) receipt by the Exchange Agent of a notice from CNI that it is entitled, and so elects, to terminate the Merger Agreement, whereupon the Exchange Agent will promptly deliver the Exchange Fund to CNI; or (iii) the failure of the Exchange Agent to receive the notices under clause (i) or (ii) above prior to May 15, 1999, whereupon the Exchange Agent will promptly deliver the Exchange Fund to CNI.



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

     The Exchange Agent may invest the Exchange Fund as directed by CNI only in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $100,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments. Of the net earnings which are generated on the Exchange Fund, 50% of all net earning generated from the Escrow Closing through the Closing Date shall be segregated from the Exchange Fund, reserved for CNI and paid to CNI as and when requested by CNI. The remaining 50% of such net earnings generated for such period (such remaining 50% portion, net of the Cure Amount defined in "Computation of Adjustment Amount" is referred to as the "Adjustment Amount") shall be retained in the Exchange Fund and shall become a part of the Merger Consideration. If applicable, the Exchange Agent shall also deduct from the Adjustment Amount, and pay to CNI, the Cure Amount. See "Computation of Adjustment Amount."

COMPUTATION OF ADJUSTMENT AMOUNT

     The Merger Agreement provides that no later than 30 days after the Escrow Closing, CNI will prepare and deliver to the Board of Directors of RSI an unaudited statement of the current assets and current liabilities of RSI as of the Escrow Closing (the "Closing Balance Sheet"), prepared in accordance with generally accepted accounting principles ("GAAP"). CNI shall make available to RSI and its accountants all work papers and other pertinent information used in preparing the Closing Balance Sheet. RSI will then have 5 days after receiving the Closing Balance Sheet to examine it and deliver to CNI either (i) a written acknowledgment accepting the Closing Balance Sheet or (ii) a written report (the "Objection Report") setting forth in reasonable detail any proposed objections to the Closing Balance Sheet. RSI's failure to deliver the Objection Report within the required five-day period shall constitute its acceptance of the calculations set forth in the Closing Balance Sheet.

     During a period of 10 days following CNI's receipt of the Objection Report, RSI and CNI will attempt to resolve any differences they may have with respect to the matters RSI raises in the Objection Report. If the parties are unable to agree on any of RSI's proposed adjustments in the Objection Report within the 10-day period, they will submit such dispute to the Phoenix office of Arthur Andersen, LLP to make the final determination, prior to the 60th day after the Escrow Closing Date, with respect to the Closing Balance Sheet. Arthur Andersen LLP's decision shall be final and binding on the parties. Each of RSI and CNI will equally bear the costs and expenses of Arthur Andersen LLP.

     If, after finalization of the Closing Balance Sheet (which shall be either the acceptance by RSI of the Closing Balance Sheet or resolution of the matters raised in the Objection Report, but which shall in no event occur prior to February 28, 1999), the Closing Balance Sheet shall reveal that RSI failed to comply with the financial covenants set forth in the Merger Agreement (all computed in accordance with GAAP), then

          (i) if the smallest dollar amount that would cure any and all deficiencies in the financial covenants set forth in "Conditions to Each Party's Obligations to Effect the Merger" (the "Cure Amount") is equal to or less than the Adjustment Amount, then the Cure Amount will be segregated

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

     from the Exchange Fund and will be paid to CNI, whereupon CNI and RSI will furnish joint written instructions to the Co-Escrow Agents (and a copy to the Exchange Agent) to file the Articles of Merger with the Arizona Corporation Commission; or

          (ii) if the Cure Amount is greater than the Adjustment Amount, then CNI shall elect either to (x) waive its right to receive any Cure Amount in excess of the Adjustment Amount (whereupon CNI and RSI shall furnish the joint written instructions to the Co-Escrow Agents) or (y) terminate the Merger Agreement (whereupon CNI will provide notice of such termination to the Co-Escrow Agents and the Exchange Agent).

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, RSI has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or as otherwise consented to in writing by CNI, RSI will, subject to certain specified exceptions, among other things:

     *    comply with certain financial covenants;
     * carry on its business only in the ordinary course consistent with prior practice;
     *    not amend its Articles of Incorporation or Bylaws;
     *    not issue, sell or grant any options or warrants;
     *    not declare or pay any dividends on or make any distributions;
     *    not engage in acquisitions, mergers or sales;
     * use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of RSI, to keep the officers and employees of RSI available to RSI, and to preserve the relationships of RSI with third parties;
     *    not incur any debt except in the ordinary course of business;
     * not assume or otherwise become liable for the obligations of any other person or make any capital contributions to, or investments in, any person;
     *    not make any loans in excess of $1,000;
     * not enter into or modify the terms of any employment or severance agreements with officers or directors, not increase compensation to officers or directors, and not increase compensation to other employees except in the ordinary course of business and consistent with past practice;
     * not make or incur any capital expenditures in excess of $5,000 or in the aggregate in excess of $10,000;
     * perform all obligations under all material contracts and not enter into, assume or amend any material contract or commitment;
     *    prepare and file all tax returns and pay all taxes;
     * promptly notify CNI in writing of any material change to RSI's representations and warranties;
     * permit CNI to have reasonable access to RSI's premises, contracts, commitments, books, records and other information; and
     * conduct a shareholders' special meeting to approve the Merger Agreement and prepare a Proxy Statement.

     The Merger Agreement generally requires the parties to use their reasonable best efforts to cause the Merger to be consummated. In addition, it provides


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

that if a claim, action, suit or investigation by any governmental body or other person is commenced which questions the validity of the Merger Agreement or any of the transactions contemplated by the Merger Agreement, RSI and CNI shall cooperate and use all reasonable efforts to defend against such claim, action suit, or investigation and, if an injunction or other order is issued, shall use all reasonable efforts to have such injunction or other order lifted.

NO SOLICITATION

     The Merger Agreement provides that from the date of the Merger Agreement until it is terminated as provided therein, RSI will not, and will not permit any of its representatives to, directly or indirectly, (i) solicit or initiate discussion with or (ii) enter into negotiations with, or furnish information to, any person or entity other than CNI (a "Third Party") concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Proposal") involving RSI. RSI may, however, at any time before the RSI shareholders approve the Merger Agreement, engage in discussions or negotiations with a Third Party and may furnish such Third Party information concerning itself and its business, properties and assets if, and only to the extent that, the RSI Board of Directors, in the exercise of good faith judgment as to its fiduciary duties, authorizes such discussions or negotiations relating to an Acquisition Proposal. If the Board of Directors authorizes such discussions or negotiations, the Board's authorization must be based upon the advice of independent, outside legal counsel that a failure of the Board of Directors to authorize such action would likely constitute a breach of its fiduciary duties to such shareholders. Additionally, RSI or the Board of Directors may (1) take and disclose to the RSI shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer, or (2) make such disclosure to the RSI shareholders which, as advised in the opinion of counsel, is required under applicable law.

     RSI must notify CNI promptly if RSI becomes aware of any inquiries or proposals with respect to an Acquisition Proposal or if any information is requested or any negotiations or discussions are sought to be initiated with RSI with respect to an Acquisition Proposal. RSI must provide CNI with any written inquiries or proposals relating to an Acquisition Proposal unless independent counsel has advised RSI that providing such information to CNI would likely result in a breach of the fiduciary duties of RSI's Board of Directors to the RSI shareholders. Each time, if any, that the RSI Board of Directors determines, upon advise of such legal counsel and in the exercise of its good faith judgment as to its fiduciary duties to the RSI shareholders, that it must enter into negotiations with, or furnish any information to, a Third Party concerning any Acquisition Proposal, RSI will give CNI prompt notice of such determination, except in instances where RSI receives the advice of independent, outside legal counsel for RSI that providing such information to CNI would be a breach of the RSI Board of Directors' fiduciary duties.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

     The respective obligations of RSI and CNI to effect the Merger are subject to the following conditions: (a) RSI shareholders shall approve the Merger Agreement; (b) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents consummation of the Merger; (c) RSI and CNI each shall certify the accuracy in all material respects

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of the  representations  and  warranties  required to be performed by that party under the Merger  Agreement  as of October 30, 1998 and as of the Closing  Date;
(d) RSI and CNI shall each perform in all material respects all obligations required to be performed under the Merger Agreement; (e) RSI and CNI shall each receive officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied; (f) CNI shall have conducted its due diligence review of RSI's business, which shall not have revealed any item which in CNI's reasonable judgment would constitute a material adverse change or a prospect of a material adverse change in a particular balance sheet or statement of income item of RSI; and (g) CNI shall have entered into employment agreements with Wayne R. Collignon and Dirk D. Anderson.

     In addition, RSI must satisfy the following financial conditions for the Merger to occur: (a) cash and cash equivalents, plus net accounts receivable, minus customer deposits must exceed $1,925,000; (b) cash, plus net accounts receivable, plus inventory, minus total liabilities must exceed $2,475,000; (c) total liabilities must be less than $800,000; (d) accounts payable must be less than $475,000; (e) inventory must be at least $900,000; (f) total assets, minus intangible assets, plus the value of intangible assets listed on Schedule 2.4 of the Merger Agreement ($45,078.37), plus $800,000, minus total liabilities, must exceed $3,275,000; and (g) the shareholder's equity must be at least $2,925,000.

TERMINATION

     The Merger Agreement may be terminated at any time (a) on or before the Closing Date, whether before or after approval by RSI shareholders by mutual consent of RSI and CNI; (b) on or before the Escrow Closing, by CNI if there has been a material misrepresentation or breach of warranty in the representations and warranties of RSI set forth in the Merger Agreement or a failure by RSI to perform in any material respect a covenant with respect to its representations, warranties and covenants set forth in the Merger Agreement; (c) on or before the Escrow Closing, by RSI if there has been a material misrepresentation or breach of warranty in the representations and warranties of CNI set forth in the Merger Agreement or a failure by CNI to perform in any material respect a covenant with respect to its representations, warranties and covenants set forth in the Merger Agreement; (d) on or before the Escrow Closing, by either RSI or CNI if the transactions contemplated by the Merger Agreement are not consummated by March 31, 1999, unless such failure to consummate is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions of the Merger Agreement that must be performed or observed at or before the Closing Date; (e) on or before the Escrow Closing, by either RSI or CNI if the transactions contemplated by the Merger Agreement violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction; (f) on or before the Escrow Closing, by RSI if, in the exercise of good faith judgment of its Board of Directors (which judgment is based upon the advice of independent, outside legal counsel) as to its fiduciary duties to its shareholders, such termination is required by reason of an Acquisition Proposal or, if the Board of Directors of RSI withdraws or materially modifies or changes its recommendation to its shareholders to approve the Merger Agreement and the Merger if there exists at such time an Acquisition Proposal for RSI and such change in recommendation is based upon the advice of independent, outside legal counsel; (g) on or before the Escrow Closing, by CNI if the RSI Board of Directors withdraws or materially modifies its recommendation to the RSI shareholders to approve the Merger Agreement and the

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Merger if there exists at such time an Acquisition Proposal; or (h) by CNI under certain circumstances if RSI was not in compliance with certain financial covenants.

TERMINATION FEES; EXPENSES

     If the Merger is not consummated, each party shall pay its own expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. Additionally, if the Merger is terminated due to the termination of the Merger Agreement by virtue of the occurrence of an Acquisition Proposal, and RSI enters into such an Acquisition Proposal within 24 months of such termination, CNI's option to purchase 230,000 shares of RSI Common Stock at a purchase price equal to $3.75 per share will become effective immediately. See "The Warrant."

AMENDMENT AND WAIVER

     The parties may amend, modify or supplement the Merger Agreement by a written instrument executed by the party against which enforcement of the amendment, modification or supplement is sought.

THE WARRANT

     The following is a brief summary of the terms of the Common Stock Purchase Warrant (the "Warrant"). The Warrant is intended to increase the likelihood that RSI and CNI will consummate the Merger in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Warrant may discourage persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in, or otherwise effecting a business combination with, RSI from considering or proposing such a transaction, even if such persons were prepared to offer to pay consideration to the RSI shareholders which constitutes more than RSI shareholders will receive pursuant to the Merger Agreement.

     Pursuant to the Warrant entered into concurrently with the Merger Agreement, RSI has granted to CNI the right (the "Option") to purchase, under certain circumstances, up to 230,000 shares (the "Warrant Shares") of RSI Common Stock at a price of $3.75 per share, subject to normal adjustments for dividends, reclassifications and the like.

     CNI may exercise the Option immediately upon the occurrence of both the following: (i) certain terminations of the Merger Agreement and (ii) the entering by the Company of such Acquisition Proposal within 24 months after such termination. CNI shall be entitled to purchase the RSI Common Stock at a price equal to $3.75 per share from RSI at any time prior to 5:00 p.m. (Arizona time) on the date (the "Expiration Date") which is the later of (i) the termination date set in the Acquisition Proposal or (ii) the closing date of the Acquisition Proposal (if the holder of the Warrant has received at least 15 days' prior written notice of such date). CNI may exercise the Option in whole or in part at any time prior to the Expiration Date (but not as to fractional shares). If CNI purchases less than all the Warrant Shares, RSI shall cancel the Warrant and execute and deliver a new Warrant of like tenor for the balance of the Warrant.


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                                    EXHIBITS

99.1  --  Press Release dated October 30, 1998






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: November 16, 1998.          Reconditioned Systems, Inc.



                                       By:  /s/ Dirk D. Anderson
                                          --------------------------------------
                                          Dirk D. Anderson,
                                          Chief Financial Officer


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